Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, a director or officer of Welltower Inc., a Delaware corporation (the “Company”), or Welltower OP LLC, a Delaware limited liability company (“Welltower OP”), that contemplates filing a Registration Statement on Form S-3 (“Form S-3”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act (i) debt securities of the Company, (ii) shares of preferred stock, $1.00 par value per share, of the Company, (iii) shares of common stock, $1.00 par value per share, of the Company, (iv) shares of preferred stock represented by depositary shares of the Company, (v) guarantees of debt securities issued by Welltower OP, (vi) warrants to purchase debt securities, preferred stock, depositary shares, or common stock of the Company, (vii) units comprised of one or more debt securities, preferred stock, depositary shares, common stock, or warrants of the Company, in any combination, (viii) debt securities of Welltower OP, and (ix) guarantees of debt securities issued by the Company, hereby constitutes and appoints Shankh Mitra, Timothy G. McHugh, Matthew G. McQueen and Matthew Carrus, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments, to such Form S-3, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 28th day of March 2025.

Registrant Officers and Directors

/s/ KENNETH J. BACON	/s/ JOHNESE M. SPISSO
Kenneth J. Bacon, Chair of the Board	Johnese M. Spisso, Director

/s/ KAREN B. DESALVO	/s/ KATHRYN M. SULLIVAN
Karen B. DeSalvo, Director	Kathryn M. Sullivan, Director

/s/ ANDREW GUNDLACH	/s/ SHANKH MITRA
Andrew Gundlach, Director	Shankh Mitra, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DENNIS G. LOPEZ	/s/ TIMOTHY G. MCHUGH
Dennis G. Lopez, Director	Timothy G. McHugh, Co-President & Chief Financial Officer (Principal Financial Officer)

/s/ ADE J. PATTON	/s/ JOSHUA T. FIEWEGER
Ade J. Patton, Director	Joshua T. Fieweger, Chief Accounting Officer (Principal Accounting Officer)

/s/ SERGIO D. RIVERA
Sergio D. Rivera, Director

Co-Registrant Officers and Directors

/s/ MATTHEW G. MCQUEEN	/s/ TIMOTHY G. MCHUGH
Matthew G. McQueen, President and Director (Principal Executive Officer)	Timothy G. McHugh, Executive Vice President – Chief Financial Officer (Principal Financial Officer and (Principal Accounting Officer)

/s/ MATTHEW CARRUS
Matthew Carrus, Director